SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                1ST BERGEN BANCORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

        ------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

         -------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:

         -------------------------------------------------------

     3)  Filing Party:

         -------------------------------------------------------

     4)  Date Filed:

         -------------------------------------------------------

                               1ST BERGEN BANCORP
                              250 Valley Boulevard
                          Wood-Ridge, New Jersey 07075


                                                              April 9, 1998


Dear 1st Bergen Bancorp Shareholder:

     You are cordially invited to attend the annual meeting of shareholders (the "Annual Meeting") of 1st Bergen Bancorp (the "Company") to be held on April 28, 1998, at 10:00 a.m., at the Fiesta, Route 17 South, Wood-Ridge, New Jersey 07075.

     At the Annual Meeting, shareholders will be asked to elect two members to the Board of Directors, each to serve for three-year terms of office. The Board of Directors of the Company unanimously recommends that you vote "FOR" the election of the two directors.

     Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business. Whether or not you expect to attend, please sign, date and return the enclosed proxy card promptly in the postage-paid envelope provided so that your shares will be represented.

     On behalf of the Board of Directors and all of the employees of the Company, I thank you for your continued interest and support.


                                          Sincerely yours,


                                          WILLIAM M. BRICKMAN
                                          President and Chief Executive Officer

                               1ST BERGEN BANCORP
                              250 Valley Boulevard
                          Wood-Ridge, New Jersey 07075


                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 28, 1998

                                   ----------


     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of 1st Bergen Bancorp (the "Company") will be held on April 28, 1998, at 10:00 a.m., at the Fiesta, Route 17 South, Wood-Ridge, New Jersey 07075.

     The purpose of the Annual Meeting is to consider and vote upon the following matters:

     1.   Election of two directors each to three-year terms of office; and

     2. Such other matters as may properly come before the Annual Meeting and at any adjounments thereof, including whether or not to adjourn the meeting.

     The Board of Directors has established April 1, 1998, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Only record holders of the common stock of the Company as of the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.


                                            By Order of the Board of Directors


                                            ROBERT C. MAISON
                                            Secretary


Wood-Ridge, New Jersey
April 9, 1998

                               1ST BERGEN BANCORP
                              250 Valley Boulevard
                          Wood-Ridge, New Jersey 07075


                                   ----------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 28, 1998

                                   ----------


SOLICITATION AND VOTING OF PROXIES

     This Proxy Statement is being furnished to shareholders of 1st Bergen Bancorp (the "Company") in connection with the solicitation by the Board of Directors of proxies to be used at the annual meeting of shareholders (the "Annual Meeting") to be held on April 28, 1998, at 10:00 a.m., at the Fiesta, Route 17 South, Wood-Ridge, New Jersey 07075 and on any adjournments thereof. A proxy card accompanies this Proxy Statement, which is first being mailed to record holders on or about April 9, 1998.

     Regardless of the number of shares of common stock owned, it is important that you vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Shareholders are urged to indicate their vote in the spaces provided on the proxy card. PROXIES SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN THEREIN. WHERE NO INSTRUCTIONS ARE INDICATED, SIGNED PROXY CARDS WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT.

     Other than the matters set forth in the attached Notice of Annual Meeting of Shareholders, the Board of Directors knows of no additional matters that may be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting and on any adjournments thereof, including whether or not to adjourn the Annual Meeting.

     A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a beneficial owner whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.

     The cost of solicitation of proxies on behalf of the Board of Directors will be borne by the Company. Proxies may also be solicited personally or by mail or telephone by Directors, Officers and other employees of the Company and South Bergen Savings Bank (the "Bank"), its wholly owned subsidiary, without additional compensation therefor. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

VOTING SECURITIES

     The securities which may be voted at the Annual Meeting consist of shares of common stock of the Company ("Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting, except as described below.

     The close of business on April 1, 1998, has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of shareholders of record entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 2,729,435 shares.

     In accordance with the provisions of the Company's Certificate of Incorporation, record holders of Common Stock who beneficially own in excess of ten percent (l0%) of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote with respect to the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person or entity. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

     The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote (after giving effect to the Limit described above, if applicable) is necessary to constitute a quorum at the Annual Meeting. In the event that there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

     As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote "FOR" the election of the nominees proposed by the Board of Directors, or to "WITHHOLD AUTHORITY" to vote for one or more of the nominees being proposed. Under New Jersey law and the Company's Bylaws, directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as to those persons believed by the Company to be beneficial owners of more than 5% of the Company's outstanding shares of Common Stock on the Record Date or as disclosed in certain reports regarding such ownership filed by such persons with the Company and with the Securities and Exchange Commission ("SEC"), in accordance with sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Other than those persons listed below, the Company is not aware of any person, as such term is defined in the Exchange Act, that owns more than 5% of the Company's Common Stock as of the Record Date.

                                                                   Amount and
                                                                   Nature of       Percent
                              Name and Address                     Beneficial        of
Title of Class              of Beneficial Owner                    Ownership        Class
--------------              -------------------                    ---------        -----

Common Stock ...   South Bergen Savings Bank                       253,920(1)       9.30%
                   Employee Stock Ownership Trust ("ESOP")
                   250 Valley Boulevard
                   Wood-Ridge, NJ 07075

Common Stock ...   Bay Pond Partners, L.P. (together with its      243,200          8.91%
                   general partner, Wellington Hedge
                   Management Limited Partnership
                   and its general partner
                   Wellington Hedge Management, Inc.)
                   75 State Street
                   Boston, MA  02109

Common Stock ...   Fidelity Management & Research Co.              235,000          8.61%
                   82 Devonshire Street
                   Boston, MA 02109-3614

Common Stock ...   First Manhattan Co.                             232,200          8.51%
                   437 Madison Avenue
                   New York, NY 10022

Common Stock ...   Janus Capital Corporation                       192,125          7.03%
                   100 Fillmore Street
                   Denver, CO 80206

Common Stock ...   Wellington Management Company, LLP              184,435          6.76%
                   75 State Street
                   Boston, MA 02109

----------

(1) The Board of Directors has appointed Messrs. Brickman, Gossweiler, Mason and Miller to serve as the ESOP Administrative Committee. Associated Actuaries has been appointed as the corporate trustee for the ESOP ("ESOP Trustee"). The ESOP Trustee must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. Under the ESOP, unallocated shares will be voted by the ESOP Trustee and shares allocated to participant's accounts who do not provide voting instructions to the ESOP Trustee will be voted by the ESOP Trustee in the best interest of the participants and beneficiaries in accordance with the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

                     PROPOSAL TO BE VOTED ON AT THE MEETING

                              ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of seven directors and is divided into three classes. Each of the seven members of the Board of Directors of the Company also presently serve as directors of the Bank. Directors are elected for staggered terms of three years each, with the term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

     The two nominees proposed for election at this Annual Meeting are Bernard Leung and Richard R. Masch.

     In the event that any such nominee is unable to serve or declines to serve for any reason, it is intended that the proxies will be voted for the election of such other person as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. UNLESS AUTHORITY TO VOTE FOR THE NOMINEE IS WITHHELD, IT IS INTENDED THAT THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD, IF EXECUTED AND RETURNED, WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES PROPOSED BY THE BOARD OF DIRECTORS.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.


INFORMATION WITH RESPECT TO THE NOMINEES,
CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth, as of the Record Date, the names of the nominees and those Directors whose terms continue beyond the Annual Meeting and their ages, a brief description of their recent business experience, including present occupations and employment, certain directorships held by each, the year in which each became a director of the Company or the Bank, and the year in which their terms (or in the case of the nominees, their proposed terms) as Director of the Company expire. The table also sets forth the amount of Common Stock and the percent thereof beneficially owned by each and all Directors and Executive Officers as a group as of March 20, 1998.


                                                                                         Shares of
                                                                           Expiration   Common Stock
Name and Principal Occupation at                                 Director    of Term    Beneficially   Percent
Present and for Past Five Years                           Age    Since(1)  as Director  Owned (2)(3)  of Class
--------------------------------                         ------  --------  -----------  ------------  --------

NOMINEES

Richard R. Masch, Director; retired,                       71      1991        2001        16,348       0.60%
formerly Vice President of D.K
Dickson, Inc., an aerospace firm

Bernard Leung, M.D., Director; retired                     74      1978        2001        10,948       0.39%
from the active practice of medicine
since 1993.  Previously, a practicing
physician in Wood-Ridge and
Hasbrouck Heights, New Jersey


CONTINUING DIRECTORS

James W. Mason, Chairman, Senior                           72      1985        1999        27,348(4)    1.00%
Partner in the firm of Mason
Helmstetter Associates, a real estate
appraisal and consulting firm

Robert C. Miller, Director; retired                        66      1990        1999        12,216       0.45%
for more than 5 years

William M. Brickman; President, Chief                      57      1992        1999        50,240(5)    1.83%
Executive Officer and Director of the
Company; President and Chief
Executive Officer of the Bank since 1992

Kathleen Fisher, Director; served as                       73      1989        2000         8,348       0.30%
an employee of the Bank for more than
50 years, retired as a Vice President
in 1992

Robert O'Neill, Director and Vice                          61      1990        2000         5,600       0.20%
President of the Bank; employed by
the Bank since 1957 and has been a
Vice President since 1992

EXECUTIVE OFFICERS OF THE COMPANY,
NAME AND POSITION WITH COMPANY

Albert E. Gossweiler, Executive Vice                       50      --          --          28,131(6)    1.03%
President and Chief Financial Officer

Robert C. Maison, Senior Vice                              55      --          --          13,059(7)    0.48%
President and Secretary

STOCK OWNERSHIP OF ALL DIRECTORS AND EXECUTIVE OFFICERS                        --         172,238       6.28%
OF THE COMPANY AS A GROUP (9 PERSONS)

-------------

(1)  Includes years of service as a director of the Bank and its predecessor institutions.

(2)  Beneficially owned shares include shares over which the named person exercised either sole or shared voting power or sole or shared investment power. It also includes shares owned (i) by a spouse, minor children or relatives sharing the same home, (ii) by entities owned or controlled by the named person, and (iii) by other persons if the named person has the right to acquire such shares within sixty (60)
     days by the exercise of any right or option. Unless otherwise noted, all shares are owned of record and beneficially by the named person.

(3)  Includes all shares granted pursuant to RRP of which 20% vest in April 1998.

(4)  Includes 9,000 shares held by Mr. Mason's wife, 1,500 shares held by Mr. Mason as custodian for his grandchildren and 1,500 shares held by Mrs. Mason as custodian for Mr. Mason's grandchildren.

(5)  Includes 2,500 shares held by Mr. Brickman's wife and 2,500 shares held by the South Bergen Savings Bank
     401(k) Profit Sharing Plan for the benefit of Mr. Brickman.

(6)  Includes 1,640 shares held by the South Bergen Savings Bank 401(k) Profit Sharing Plan for the benefit of
     Mr. Gossweiler.

(7)  Includes 1,950 shares held by the South Bergen Savings Bank 401(k) Profit Savings Plan for the benefit of
     Mr. Maison.


MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors conducts its business through meetings of the Board of Directors and through activities of its committees. During 1997, the Board of Directors of the Company held 12 meetings. All of the Directors of the Company attended at least 75% of the total number of the Company's Board meetings held and committee meetings on which such Directors served during 1997.

     AUDIT COMMITTEE. The Company and the Bank maintain an Audit Committee. The Audit Committee of the Company and the Bank consists of Messrs. Masch (Chairman) and Leung and Ms. Fisher, all of whom are outside Directors of the Company and the Bank. The Audit Committee arranges the annual financial statement audit through the Company's and the Bank's independent certified public accountants, reviews and evaluates the recommendations of the annual audit, receives all reports of examinations of the Bank by the internal auditor, analyzes such internal audit reports, receives all reports of examination of the Bank by regulatory agencies, analyzes such regulatory reports, and reports to the Board of Directors the results of their analysis. The Audit Committee met one time during 1997.

     COMPENSATION/BENEFITS COMMITTEE. The Company and the Bank maintain a Compensation/Benefits Committee. The Compensation/Benefits Committee consists of Messrs. Mason (Chairman) and Miller. The Compensation/Benefits Committee meets to establish compensation for the Chief Executive Officer, approve the compensation of Executive Officers and various compensation and benefits to be paid to employees and to review the incentive compensation programs when necessary. The Compensation/Benefits Committee met three times during 1997.

     NOMINATING COMMITTEE. The Company does not maintain a separate Nominating Committee. Instead, the entire Board of Directors acts as a nominating committee and selects the Company's Board's nominees to stand for election to the Board of Directors at the Annual Meeting.

DIRECTORS' COMPENSATION

     DIRECTORS' FEES. Directors of the Company do not presently receive compensation for their service on the Company's Board of Directors. Directors of the Bank who are not also serving as employees of the Company or the Bank ("Outside Directors'1) receive an annual retainer of $15,000 for serving on the Board, and the Chairman receives a $20,000 annual retainer, regardless of the number of meetings attended. Directors who are also Officers of the Bank do not receive fees or other compensation for their Board or Committee participation.

     DIRECTORS' STOCK OPTION PLAN. The Company maintains the 1st Bergen Bancorp 1996 Stock Option Plan for Outside Directors (the "Outside Directors' Plan"). Under the Outside Directors' Plan, 95,220 shares of Common Stock have been reserved for issuance. Non-employee Directors of the Company, the Bank, and any other subsidiaries which the Company may acquire or incorporate are eligible to participate in the Outside Directors' Plan. Each participant in the Outside Directors' Plan automatically receives an option to purchase 15,870 shares of Common Stock effective as of the date such participant commences his service on the Board of Directors. No option may be exercised more than ten years after the date of its grant. The purchase price of the shares of Common Stock subject to options under the Outside Directors' Plan is 100% of the fair market value on the date such option is granted. All options granted pursuant to the Outside Directors' Plan are subject to a vesting restriction, with 20% of such options vesting and becoming exercisable on the first anniversary date of such grant and each anniversary date thereafter. The Outside Directors Plan provides that the vesting schedule may be accelerated in the event of a participants disability, death or retirement or upon a change in control of the Company, as defined in the Outside Directors Plan. In 1997 the Company granted 79,350 options at a per share exercise price of $13,975.

     RECOGNITION AND RETENTION PLAN FOR OUTSIDE DIRECTORS. The Company maintains the 1st Bergen Bancorp Recognition and Retention Plan for Outside Directors (the "Directors' RRP") Under the Directors' RRP, grants of up to 38,088 shares of Common Stock may be made to nonemployee Directors of the Company, the Bank and any other subsidiaries which the Company may acquire or incorporate. Under the Directors' RRP, each such Director receives a grant of 6,348 shares of Common Stock as of the date such participant commences his service on the Board of Directors. Grants of stock under the Directors' RRP are subject to a five-year vesting schedule, with 20% of a grant vesting on the first anniversary date of the grant and 20% vesting each anniversary thereafter. The Directors RRP provides that the vesting schedule may be accelerated in the event of a participants disability, death or retirement or upon a change in control of the Company, as defined in the Directors RRP. Shares subject to grants under the Directors' RRP may not be transferred until they have vested. During the vesting period, Directors may vote such shares and are entitled to receive cash dividends upon such shares. In 1997 the Company granted 37,740 shares to outside Directors under the plan.

EXECUTIVE COMPENSATION

     The report of the Compensation/Benefits Committee of the Board of Directors and the following stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     GENERAL. The Company's executive compensation program is administered by the Compensation/ Benefits Committee of the Board of Directors. The Compensation/Benefits Committee is comprised of Messrs. Mason and Miller. The Compensation/Benefits Committee is responsible for establishing the compensation levels and benefits for Executive Officers of the Company and the Bank.

     COMPENSATION POLICIES. The Compensation/Benefits Committee has the following goals for compensation programs impacting the Executive Officers of the Company and the Bank:

     O to align the interests of Executive Officers with the long-term interests of shareholders through awards that can result in ownership of Common Stock;

     O to retain the Executive Officers who have led the Company to high performance levels and allow the Company to attract high quality executive officers in the future by providing total compensation opportunities which are consistent with competitive norms of the industry and the Company's level of performance; and

     O to maintain reasonable "fixed" compensation costs by targeting base salaries at a competitive average.

     In addition, in order to align the interests and performance of its Executive Officers with the long-term interests of its shareholders, the Company has adopted plans which reward the Executives for delivering long-term value to the Company and the Bank.

     The Executive compensation package available to Executive Officers will be composed of the following components:

     1.   base salary;

     2.   short-term incentive compensation; and

     3. long-term incentive compensation, including stock options and stock awards.

     Messrs. Brickman, Gossweiler and Maison each have an Employment Agreement with the Company and the Bank which specifies a minimum base salary and requires periodic review of such salary. In addition, Executive Officers participate in other benefit plans available to all employees, including the ESOP and the 401(K) Plan.

     BASE SALARY. The Compensation/Benefits Committee meets during the last quarter of each year to determine the level of any salary increase to take effect at the beginning of the year immediately following. While it uses no specific formula within its decision making process, the Compensation/Benefits Committee determines the level of salary increases after reviewing the qualifications and experience of the Executive Officers of the Company, the compensation paid to persons having similar duties and responsibilities at other institutions, and the size of the Company and the complexity of its operations.

     SHORT-TERM INCENTIVE COMPENSATION. Each year the Compensation/Benefits Committee establishes the size of the pool of available bonus money based upon the expected performance of the Company for that year. The parameters for the award of bonuses are related to the Company attaining specific levels of performance and the individual achieving targeted objectives designed to support and implement the Company's objectives and strategies.

     The committee determined the level of compensation for Executive Officers of the Company after reviewing various surveys of compensation paid to Executives performing similar duties for depository institutions and their holding companies with a particular focus on the level of compensation paid by comparable institutions in and around the Company's market area. The committee considered the achievements of the Company during the prior year, expansion of its branch network and overall performance of the Company in making compensation recommendations. With respect to each particular executive officer, his particular contributions to the Company over the past year were also considered.

     LONG-TERM INCENTIVE COMPENSATION. The Company's 1996 Incentive Stock Option Plan and Recognition and Retention Plan for Executive Officers and employees are long-term plans designed to align a significant portion of the executive compensation program with shareholder interests. The Compensation/Benefits Committee believes that stock ownership is a significant incentive in building shareholders' wealth and aligning the interests of employees, Outside Directors and shareholders.

     A summary of the compensation awarded to Messrs. Brickman, Gossweiler and Maison is set forth in the Summary Compensation Table and reflects the facts and considerations as outlined above.


     The Compensation/Benefits Committee:


             JAMES W. MASON and ROBERT C. MILLER.

PERFORMANCE GRAPH

     Stock Performance Graph. The following graph shows a quarterly comparison of cumulative total shareholder return on the Company's Common Stock based upon the market price of the Common Stock with the Nasdaq Bank Stock Index and the SNL Index for thrift institutions with assets between $250 million and $500 million for the period beginning on March 29, 1996, the date the Company completed its initial public offering, through December 31, 1997. The information assumes that $100 was invested on March 29, 1996.



=========================================================================================================

                                            1ST BERGEN BANCORP

                                          QUARTERLY INDEX GRAPH



                              (GRAPHICAL REPRESENTATION OF DATA TABLE BELOW)


                                                              Period Ending
                                 ------------------------------------------------------------------------
                                 3/29/96  6/28/96  9/30/96  12/31/96  3/30/97  6/30/97  9/30/97  12/31/97
                                 -------  -------  -------  --------  -------  -------  -------  --------
SNL Index-$250 to $500 mm ....    $100     $ 99     $105      $115     $125     $138     $168      $191
1st Bergen Bancorp ...........     100       91      111       115      140      153      184       191
NASDAQ Bank Index ............     100      102      109       121      131      153      180       197

=========================================================================================================



ANNUAL COMPENSATION AND ALL OTHER COMPENSATION

     SUMMARY COMPENSATION TABLE. The following table shows, for the years ended 1997, 1996 and 1995, the cash compensation paid or accrued for those years, to the Chief Executive Officer and to each of the Company's four highest paid executive officers earning over $100,000:

                                                                        Long-Term Compensation
                                            Annual Compensation                 Awards
                                       ----------------------------   ---------------------------
          (a)                          (b)        (c)        (d)          (f)           (g)               (i)

                                                                       Restricted
                                                                         Stock        Securities          All
                                                                        Award(S)      Underlying         Other
         Name                          Year     Salary      Bonus        ($)(1)      Options(#)(2)   Compensation(3)
        ------                         ----    --------    --------   ------------   -------------   ---------------

William M. Brickman ..............     1997    $160,000     $23,000     $436,425        63,480          $ 9,636
President & CEO                        1996     150,000      20,000         --            --             11,424
                                       1995     144,583       7,229         --            --              7,804

Albert E. Gossweiler .............     1997    $122,000     $17,000     $283,676        47,610          $ 3,650
Executive VP & CFO                     1996     115,000      15,000         --            --              4,477
                                       1995     110,000      12,000         --            --              4,285

Robert C. Maison .................     1997    $ 96,000     $12,000     $152,749        47,610          $ 3,581
Senior VP & CLO                        1996      91,000      10,000         --            --              4,014
                                       1995      86,625       4,331         --            --              3,815
--------------

(1)  Represents the value on the date of grant of 31,740, 20,631 and 11,109 shares of Common Stock granted to
     Messrs. Brickman, Gossweiler and Maison, respectively, pursuant to the Company's Management Recognition and
     Retention Plan ("RRP"), subject to 20% vesting in each of the five years following grant. There were no grants of restricted stock of December 31, 1996. Dividends declared on all shares granted pursuant to the RRP are paid to the recipient thereof, whether or not such shares have yet vested.

(2)  Options vest at the rate of 20% in each of the five years following grant.

(3)  Includes the imputed value of personal use of Company automobiles, life insurance premiums and Company matching contributions to its 401(K) Plan.




                                          OPTION GRANTS DURING 1997
                                                                                 Potential Realizable
                                                                                  Value at Assumed
                                                                                   Annual Rates of
                                                                                    Stock Price
                                                                                  Appreciation for
                                 Individual Grants                                  Option Term
       --------------------------------------------------------------   ------------------------------------
         (a)                        (b)          (c)          (d)          (e)          (f)          (g)

                                 Number of    % of Total
                                Securities      Options
                                Underlying    Granted to
                                 Options      Employees    Exercise or
                                 Granted      In Fiscal    Base Price   Expiration
         Name                       (#)          Year        ($/sh)        Date         5%($)       10%($)
        ------                  ----------    ----------   ----------   ----------   ----------   ----------

William M. Brickman ..........    63,480         23.4%        13.98       4/2/07       561,163     1,418,778
Albert E. Gossweiler .........    47,610         18.3%        13.98       4/2/07       420,872     1,064,084
Robert C. Maison .............    47,610         18.3%        13.98       4/2/07       420,872     1,064,084


     EMPLOYMENT AGREEMENTS. The Bank and the Company have entered into employment agreements (the "Employment Agreements") with Messrs. Brickman, Gossweiler and Maison (the "Executives") each dated as of April 1, 1996. The Employment Agreements are Intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base. The continued success of the Bank and the Company depends, to a significant degree, on the skills and competence of Messrs. Brickman, Gossweiler and Maison.

     The Employment Agreements provide for a three-year term, and further provide for automatic renewal on each anniversary date unless, ninety days prior to the anniversary date, either party provides written notice of its intention not to renew. The Employment Agreements provide that Messrs. Brickman, Gossweiler and Maison's base salaries will be reviewed annually by the Board of Directors. In addition, the Employment Agreements provide that Messrs. Brickman, Gossweiler and Maison shall be entitled to receive a bonus in an amount determined by the Board of Directors. The Employment Agreements permit the Bank or the Company to terminate the employment of Messrs. Brickman, Gossweiler and Maison for cause at any time. The Employment Agreements define cause to mean personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) final cease and desist order, or material breach of any provision of the Employment Agreement. The Employment Agreements with Messrs. Brickman, Gossweiler and Maison each further provide that upon the occurrence of a change in control, as defined in the Employment Agreement, in the event Messrs. Brickman, Gossweiler and Maison are terminated for reasons other than cause or in the event Messrs. Brickman, Gossweiler and Maison, within eighteen months of the change in control, resign their employment for "good cause", as that term is defined in the Employment Agreements, they shall be entitled to receive their then current base salary for the remaining term of the Employment Agreement. The Employment Agreements also prohibit Messrs. Brickman, Gossweiler and Maison from competing with the Bank for a period of one year following the termination of their employment.

     401(K) PROFIT SHARING PLAN. The Bank maintains a 401(K) Profit Sharing Plan (the "Plan") covering all employees through which employees can contribute up to the maximum allowable amount under Internal Revenue Service regulations. That amount is currently $10,000. From the inception of the plan until June 30, 1997, the Bank matched 100% of each employee's contribution up to 3% of their annual salary. With the introduction of the Employee Stock Ownership Plan (ESOP) in 1997, the Bank discontinued the matching contribution. During the calendar year ended December 31, 1997, the Bank made matching contributions of $20,943, of which $2,400, $1,830 and $1,439 were attributable to Messrs. Brickman, Gossweiler and Maison, respectively. In 1996, The Bank amended the Plan to allow participants to purchase the Common Stock of the Company. In 1997, the Bank amended the Plan to allow participants to purchase Mutual Funds.

     DEFINED BENEFIT PLAN. The Bank has a defined benefit pension plan ("Pension Plan") covering substantially all of its employees. The benefits are based on years of service and employee compensation. The Bank's funding policy is to fund pension costs accrued. Contributions are intended to provide not only for benefits attributed to service to date but also for those expected to be earned in the future.

     All full-time employees of the Bank are eligible to participate after one year of service and attainment of age 21. A qualifying employee becomes fully vested in the Pension Plan upon completion of five years service or when the normal retirement age of 65 is attained. The Pension Plan is intended to comply with the Employee Retirement Income Security Act of 1974 as amended ("ERISA").

     The Pension Plan provides for monthly payments to each participating employee at normal retirement age. The monthly benefit is determined as a percentage of a final average salary using the straight life annuity basis. The actual percentage is obtained by multiplying the number of years of participation by an annual percentage factor of 1.75%. Benefits payable prior to age 65 will be reduced actuarially to a level which reflects the present value of the unreduced age 65 benefit. A participant first vests in his benefit after two years of employment service and is fully vested after six years of employment service. The Pension Plan also provides a pre-retirement death benefit which is equal to the present value of a participant's accrued benefit at date of death. At December 31, 1997, Messrs. Brickman Gossweiler and Maison each had 5, 16 and 5 years of credited service, respectively.

                               PENSION PLAN TABLE


                                         Years of  Service
                            -----------------------------------------
       Remuneration            10               20               30
       ------------         -------          -------          -------
          $ 75,000          $13,125          $26,250          $39,375
           100,000           17,500           35,000           52,500
           125,000           21,875           43,750           65,625
           150,000           26,250           52,500           78,750
           175,000           28,000           56,000           84,000
           200,000           28,000           56,000           84,000


     INCENTIVE STOCK OPTION PLAN. The Company maintains the 1st Bergen Bancorp 1996 Incentive Stock Option Plan (the "Incentive Option Plan") which provides discretionary awards to Officers and key employees as determined by the Stock Option Subcommittee of the Compensation/Benefits Committee of the Board of Directors, which members consist of nonemployee Directors who administer the Incentive Option Plan. In 1997 the Company granted 181,200 options to key employees at a per share exercise price of $13,975.

     RRP. The Company maintains the 1st Bergen Bancorp Recognition and Retention Plan for Executive Officers and Employees (the "RRP") as a method of providing Executives of the Company and the Bank an incentive designed to encourage such persons to promote the growth and profitability of the Company and the Bank and to remain employed with the Company and the Bank.

     The RRP is a nonqualified plan under ERISA, which permits the granting of restricted stock awards to eligible Officers of the Company and its affiliates. The RRP authorizes the granting of plan share awards ("Plan Share Awards") for up to 88,872 shares of Common Stock, subject to adjustment in the event of certain capital changes. The RRP is administered by the Compensation/Benefits Committee of the Board of Directors, which determines the Officers to whom Plan Awards will be granted, the amount of such awards and such rules and regulations as it deems necessary for the proper administration of the Plan.

     Plan Share Awards are nontransferable and nonassignable. Recipients of Plan Share Awards earn (i.e., become vested in) the shares of Common Stock covered by the Plan Share Awards in five (5) equal annual installments commencing one year from the date of grant. Plan Share Awards are immediately deemed earned upon termination of employment due to death or disability. During the vesting period, recipients of Plan Share Awards are entitled to vote the shares subject to such awards, whether or not vested, and receive any dividends paid on such shares.

     EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST. In connection with the conversion from a mutual to a capital stock form, the Company established the ESOP for the benefit of the employees of the Company. The ESOP purchased 253,920 shares, or 8% of the total stock sold in the subscription, for $2,539,200 financed by a loan from the Company.

     The ESOP was effective upon completion of the conversion. Full-time employees of the Company or the Bank who have been credited with at least 1,000 hours of service during a 12-month period and who have attained the age of 21 are eligible to participate in ESOP. At December 31, 1997, 15,781 ESOP shares have been allocated. There were no ESOP shares allocated in 1996. The loan to the ESOP will be repaid principally from the Company's contributions to the ESOP over a period of ten years beginning on December 31, 1997. The loan will be collateralized by the uncommitted common stock purchased by the ESOP. As the debt is repaid, shares are released from collateral and allocated to qualified employees based on the proportion of debt service paid in the year.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

     The Bank has had, and is likely in the future to have, banking transactions in the ordinary course of its business with the Company's and the Bank's Directors, Executive Officers and their affiliates (each a "related party" and collectively, the "related parties"). Past transactions were, and future transactions will be, on the same terms and conditions as are prevailing at the time such transactions occur for comparable transactions with unrelated borrowers. At December 31, 1997, loans to Directors and Executive Officers amounted to $27,360.

                              INDEPENDENT AUDITORS

     The Company's independent auditors for the year ended December 31, 1997, were KPMG Peat Marwick LLP and the Company's Board of Directors has appointed KPMG Peat Marwick LLP to continue as independent auditors for the Bank and the Company for the year ending December 31, 1998.

     Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the Annual Meeting.


                          COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's Officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by regulation of the SEC to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the year ended December 31, 1997, all filing requirements applicable to its Officers, Directors and greater than ten percent beneficial owners were met.


                             ADDITIONAL INFORMATION

SHAREHOLDER PROPOSALS

     To be considered for inclusion in the Company's proxy statement and form of proxy relating to the 1999 Annual Meeting of Shareholders, a shareholder proposal must be received by the Secretary of the Company at the address set forth on the first page of this Proxy Statement no later than December 10, 1998.

ADVANCE NOTICE OF SHAREHOLDER NOMINATIONS TO THE BOARD OF DIRECTORS

     The Bylaws of the Company provide an advance notice procedure for a shareholder to properly submit nominations to the Board of Directors. The shareholder must give written advance notice to the Secretary of the Company not less than fifty (50) days nor more than seventy-five (75) days prior to the date of the shareholder meeting, irrespective of any deferrals, postponements or adjournments thereof to a later date; provided, however, that in the event that less than sixty (60) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. The advance notice to the Secretary of the Company must include certain information regarding the shareholder and the nominee or nominees. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to a shareholder meeting any shareholder nominations to the Board of Directors which do not meet all of the requirements set forth in the Bylaws of the Company or do not meet all of the requirements established by the SEC for inclusion in effect at the time such nominations are received.

REVOCABLE PROXY

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                             OF 1ST BERGEN BANCORP

     The undersigned hereby appoints the Board of Directors of 1st Bergen Bancorp (the "Company") to act as proxy for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Shareholders, to be held on April 28, 1998, at 10:00 a.m. at the Fiesta, Route 17 South, Wood-Ridge, New Jersey 07075, and at any and all adjournments thereof, as follows:

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR MANAGEMENT'S NOMINEES TO THE BOARD OF DIRECTORS.

                    (CONTINUED, AND TO BE MARKED, DATED AND
                           SIGNED, ON THE OTHER SIDE)




--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                              Please mark
                                                              your vote as   [X]
                                                              indicated in
                                                              this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MANAGEMENT'S NOMINEES TO THE BOARD OF DIRECTORS.


1. Election of the following two (2) nominees to each serve for a three (3) year term of office as directors of the Company: Bernard Leung and Richard R. Masch.

       FOR            WITHHOLD        TO WITHHOLD AUTHORITY FOR ANY OF THE ABOVE
   ALL NOMINEES      AUTHORITY        NAMED NOMINEES, PRINT THE NOMINEE'S NAME
                  FOR ALL NOMINEES    ON THE LINE BELOW:

       [ ]              [ ]           __________________________________________

2. In their discretion, upon other                 I plan to attend  [ ]
   matters as properly come before                    the meeting
   the meeting.
                                        Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give the title. If shares are held jointly, each holder may sign but only one signature is required.

                                        Dated:__________________________________


                                        ________________________________________
                                        SIGNATURE OF SHAREHOLDER

                                        ________________________________________
                                        SIGNATURE OF SHAREHOLDER

                                        PLEASE COMPLETE, DATE, SIGN AND MAIL
                                        THIS PROXY PROMPTLY IN THE ENCLOSED
                                        POSTAGE PAID ENVELOPE.

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                              FOLD AND DETACH HERE